LOAN AGREEMENT

This LOAN AGREEMENT (this "Agreement") is entered into as of March 1, 2012, by and among WEBXU, INC., a Delaware corporation (“Webxu”), each of the following direct or indirect subsidiaries of Webxu (individually, a "Subsidiary" and collectively, the "Subsidiaries"): (i) Bonus Interactive Inc., a Delaware corporation and wholly-owned subsidiary of Webxu formerly known as Secureaquote, Inc. ("Bonus Interactive"), (ii) Webxu Media, Inc., a Delaware corporation and wholly-owned subsidiary of Webxu formerly known as Lot6 Media, Inc. which resulted from the conversion of Lot6 Holding, LLC, a Delaware limited liability company, into a corporation ("Webxu Media"), and (iii) Lot6 Media, LLC, a California limited liability company and wholly-owned subsidiary of Webxu Media ("Lot6 LLC"), and BREAKWATER STRUCTURED GROWTH OPPORTUNITIES FUND L.P., a Delaware limited partnership (the "Lender"). Webxu and the Subsidiaries are sometimes collectively referred to herein as “Borrowers” and, individually, as a “Borrower.”

RECITALS

A.           Borrowers have requested that the Lender agree to make Borrowers loans in the aggregate face amount of $2,400,000 (subject to original issue discount) subject to satisfaction of certain funding conditions, the proceeds of which will be used for (i) working capital for business operations, (ii) repayment of certain debts outstanding as of the Closing Date (defined herein), and (iii) fees and expenses related to the transactions contemplated by this Agreement.

B.           To provide assurance and security for the repayment of the loans and other Obligations (as defined herein) of Borrowers hereunder, each of the Borrowers will provide or will cause to be provided to Lender a security interest in all of its assets pursuant to the terms of this Agreement.

NOW, THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I - LOAN

1.1         Term Loan. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 8.1), Lender agrees to make a term loan (the "Initial Term Loan") to Borrowers which shall be evidenced by a Senior Secured Promissory Note, in the form of Exhibit A hereto and incorporated herein by this reference (the "Initial Note"). Borrowers understand and agree that the Initial Note will be subject to an original issue discount so that the face amount of the Initial Note will be $1,200,000 while the amount actually funded by Lender will be $1,000,000 (exclusive of fees and other charges payable by Borrowers at closing) (the “First Funded Amount”). Payments of interest and principal on the Initial Term Loan will be as set forth in the Initial Note.

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1.2         Second Term Loan. Subject to the terms and conditions of this Agreement, Lender may make an additional term loan (the "Second Term Loan") to Borrowers upon the request of Borrowers and approval of Lender following the Closing Date. The Second Term Loan, if any, shall be evidenced by a Senior Secured Promissory Note, in substantially the same form as Exhibit B hereto and incorporated herein by this reference (the "Second Note" and collectively with the Initial Note, the "Notes"). In the event that Borrowers wish Lender to make the Second Term Loan, Borrowers shall give to Lender irrevocable notice of a request, including the amount, for the Second Term Loan in writing on a business day that is at least fifteen (15) Business Days prior to the date of the proposed Second Term Loan (the "Second Note Funding Request"). Lender shall have the right to accept or refuse to make the Second Term Loan in its sole and absolute discretion. Lender's obligation to fund the Second Term Loan shall be subject to satisfaction by Borrowers of the conditions precedent described in Article II of this Agreement. Borrowers understand and agree that the Second Note will be subject to an original issue discount so that the face amount of the Second Note will be $1,200,000 while the amount actually funded by Lender will be $1,000,000 (exclusive of fees and other charges payable by Borrowers at the closing of the Second Term Loan) (the "Second Funded Amount"). Payments of interest and principal on the Second Term Loan will be as set forth in the Second Note. Notwithstanding anything to the contrary contained herein, Borrowers may request that the amount of the Second Term Loan be less than the amounts specified above, in which case the face amount of the Second Note and the Second Funded Amount (exclusive of fees and charges payable at closing of the Second Term Loan) will be reduced proportionately and the payments thereunder adjusted to fully-amortize over thirty-six (36) months following the funding.

1.3         Maturity Date; Payments and Interest. The Initial Note and Second Note, if any (collectively, the "Notes"), shall accrue interest, and Borrowers shall make scheduled principal and interest payments on the Notes, in accordance with the terms specified in the Initial Note and the Second Note, the forms of which are attached hereto as Exhibits A and B, respectively.

1.4         Co-Borrowers. Each Borrower acknowledges and agrees that it shall be jointly and severally liable with the other Borrowers for the Obligations hereunder pursuant to the provisions of Section 1.9 of this Agreement. Each Borrower further acknowledges and agrees that (i) the First Funded Amount and any Second Funded Amount (collectively, the "Funded Amount") will be funded directly to Webxu, as funding agent for each of the Borrowers, (ii) from and after the date of this Agreement, Webxu may, in its sole and absolute discretion, allocate or distribute a portion of the Funded Amount to one or more of the Borrowers to fund such Borrower’s working capital requirements, and (iii) in light of the business relationships among the Borrowers, each Borrower is accepting joint and several liability for the Obligations in consideration of the financial accommodations to be provided by Lender under this Agreement, which Borrowers hereby agree are for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability hereunder.

1.5         Lender Fees and Expenses.

(a)          Webxu has previously paid a non-refundable deposit of $30,000 to Lender for due diligence costs and other expenses incurred by Lender in connection with the transactions contemplated by this Agreement. Webxu has also paid to Lender a legal deposit of $15,000 (in addition to the non-refundable deposit described above) for legal costs and expenses of Lender to be incurred in connection with the preparation of this Agreement and related documentation. In addition to the foregoing, Borrows agrees that they will reimburse Lender for Lender's reasonable out-of-pocket expenses incurred in connection with its due diligence, as well as Lender's legal costs and expenses, and other similar costs incurred in connection with the preparation of this Agreement and related documentation and the closing(s) of the transactions contemplated hereby and the deposits previously paid by Borrowers pursuant to this Section 1.5(a) shall be credited against such costs and expenses. Any such costs and expenses in excess of the deposit amounts shall be deducted by Lender from the applicable First Funded Amount or Second Funded Amount.

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(b)          In addition to the deposits and reimbursement of costs and expenses described in Section 1.5(a) above, (i) on the Closing Date Borrowers shall pay to Lender or its designee an origination fee in the amount of $24,000 (two percent (2%) of the face amount of the Initial Note); and (ii) on the closing of the funding of the Second Term Loan, if any, Borrowers shall pay to Lender or its designee an origination fee in the amount of two percent (2%) of the face amount of the Second Note. Such origination fees may, at the election of Lender, be paid by deduction from the applicable First Funded Amount or Second Funded Amount.

1.6         Payments by Borrowers. All payments (including prepayments) to be made by Borrowers on account of principal, interest, fees and other amounts required hereunder or under the Notes shall be made without set-off, recoupment or counterclaim, and shall, except as otherwise expressly provided herein, be made in U.S. dollars and on the date specified for payment.

1.7         Net Payments. Any and all payments by Borrowers to Lender under this Agreement or under the Notes shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto.

1.8         Warrant. On the Closing Date of the Initial Term Loan, Webxu will issue to Lender a warrant representing the right to acquire 1,000,000 shares of Webxu common stock (the "Initial Warrant"), and on the date of Closing of the Second Term Loan, if any, Webxu will issue to Lender a warrant representing the right to acquire an additional 750,000 shares of Webxu common stock (or such prorated number of shares based on the face amount of the Second Term Loan), subject to proportionate adjustment in the number of shares in the event of any stock split, stock dividend or recapitalization occurring between the Closing Date and the date of Closing of the Second Term Loan (the "Second Warrant"). The Initial Warrant and the Second Warrant shall be substantially in the form attached hereto as Exhibit D and incorporated herein by this reference, except that the initial exercise price shall be $1.50 and $3.00 per share, respectively.

1.9         Joint and Several Liability of Borrowers.

(a)          The Obligations of Borrowers under the Credit Documents are and shall be joint and several Obligations of each of them. Each Borrower is accepting joint and several liability under this Agreement and under the other Credit Documents in consideration of the financial accommodations to be provided by Lender under this Agreement, which Borrowers hereby agree are for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

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(b)          Each Borrower hereby irrevocably and unconditionally accepts, not as a surety but also as a co-obligor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c)          If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d)          The Obligations of each Borrower under the provisions of this Section constitute the absolute and unconditional, full recourse Obligations of such Person enforceable against such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e)          Except as otherwise expressly provided in this Agreement or any of the other Credit Documents, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any advance made under or pursuant to this Agreement or any other Credit Document, notice of the occurrence of any Default or of any demand for any payment (except as expressly stated in a Credit Document) under this Agreement or any other Credit Document, notice of any action at any time taken or omitted by Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise expressly provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement or any other Credit Document, any and all other indulgences whatsoever by Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Agreement or any other Credit Document, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person shall not be discharged except by performance and then only to the extent of such performance.

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(f)          The Obligations of each Borrower shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any such Person or Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Borrowers or Lender.

(g)          Each Borrower represents and warrants to Lender that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Lender that such Borrower has read and understands the terms and conditions of the Credit Documents. Each Person comprising a Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(h)          Each Borrower waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Lender’s rights of subrogation and reimbursement against such Borrower by operation of law or otherwise.

(i)          The provisions of this Section are made for the benefit of Lender and its respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of Lender, successor, or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.

(j)          The provisions of this Section shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section will forthwith be reinstated in effect, as though such payment had not been made.

(k)          Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Credit Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender hereunder or under any other Credit Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

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(l)          Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Lender, and such Borrower shall deliver any such amounts to Lender for application to the Obligations.

ARTICLE II - CONDITIONS PRECEDENT

2.1          Conditions of Initial Term Loan. The obligation of the Lender to extend the Initial Term Loan is subject to the condition that the Lender shall have received on or before the Closing Date all of the following, in form and substance reasonably satisfactory to the Lender, with sufficient original counterparts for the Lender (except for the Initial Note, for which only one original shall be required to be delivered), duly executed by all parties thereto to be delivered electronically on the Closing Date with originally, executed hard copies to follow promptly after the Closing Date if not delivered on the Closing Date:

(a)          Loan Agreement and the Initial Note. This Agreement, the Initial Note, and the Security Agreement, each duly executed by the Borrowers;

(b)          Initial Warrant. The Initial Warrant duly executed by Webxu;

(c)          Officer's Certificates; Resolutions; Incumbency. A certificate of the CEO and CFO (or persons holding offices having substantially the same powers) of each Borrower, certifying: (i) the names and true signatures of the officers of such Borrower authorized to execute, deliver and perform, as applicable, this Agreement, and all other Credit Documents to be executed and/or delivered by it hereunder; and (ii) copies of the resolutions of the Board of Directors (or similar governing bodies) of each Borrower approving and authorizing the execution, delivery and performance by such Borrower of this Agreement and the other Credit Documents to be executed and/or delivered by it hereunder; (iii) that the representations and warranties contained in Article III hereof are true and correct in all material respects on and as of such date, as though made on and as of such date; and (iv) that no Default or Event of Default exists;

(d)          Collateral Documents. The Collateral Documents, in appropriate form for filing or recording, where necessary, together with:

(i)          executed original instruments and documents in forms acceptable for filing to perfect the security interests of the Lender in accordance with Applicable Law (as defined in Section 8.1), including (without limitation) any filings required to be made with the United States Patent and Trademark Office to perfect Lender's security interest in any material copyrights or other intellectual property rights of any Borrower;

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(ii)         evidence that all other actions necessary or, in the reasonable opinion of the Lender, desirable to perfect and protect the Liens created by the Collateral Documents, and to enhance the Lender's ability to preserve and protect its interests in and access to the Collateral, have been taken;

(iii)        to the extent not previously paid in connection with clause (i) above, funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC financing statements or similar filings, if any, in foreign jurisdictions;

(iv)        agreements with all banks, securities brokers, warehousemen, bailees, consignees and other Persons having possession of or a Lien (other than a Permitted Lien) on any Collateral acknowledging the Lender's prior Lien on such Property (as defined in Section 8.1), in form and substance reasonably acceptable to the Lender;

(v)         such consents, estoppels, collateral assignments of leases, landlord waivers and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Lender shall be granted a Lien, as reasonably requested by the Lender; and

(vi)        to the extent required to perfect any security interest in the Collateral, stock or membership interests certificates representing any pledged ownership interest in any of the Borrowers, including, without limitation, all stock or membership interests certificates representing ownership of each Subsidiary;

(e)          Financial Statements. (i) Unaudited internal consolidated financial statements of Borrowers for the year ended December 31, 2011, and (ii) unaudited internal consolidated financial statements of the Borrowers for the month ended January 31, 2012.

(f)          Insurance Documents. Proof that Borrowers have named Lender as an additional insured and/or beneficiary of any existing insurance policies on the Collateral; and

(g)          Other Documents. Such other approvals, opinions, documents or materials as the Lender may reasonably request.

2.2           Conditions of the Second Term Loan. The closing of the funding of the Second Term Loan, if any, shall be subject to satisfactory completion of due diligence by Lender and any internal credit approval procedures of Lender, all in Lender's sole and absolute discretion. In addition, any closing of any Second Term Loan shall be subject to such conditions as the Lender shall reasonably require, including the conditions that (i) no Material Adverse Effect shall have occurred, (ii) no Default or Event of Default shall have occurred and be continuing, and (iii) the Lender shall have received on or before the closing of such Second Term Loan all of the following, in form and substance satisfactory to the Lender and in sufficient original counterparts for the Lender (except for the Second Note, for which only one original shall be required to be delivered), duly executed by all parties thereto:

(a)          Second Note and Second Warrant. The Second Note Funding Request (at least fifteen (15) Business Days prior to closing), the Second Note, and the Second Warrant;

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(b)        Officer's Certificates; Resolutions; Incumbency. A certificate of the CEO, President and CFO (or persons holding offices having substantially the same powers) of each Borrower, certifying: (i) the names and true signatures of the officers of such Borrower authorized to execute, deliver and perform, as applicable, this Agreement, and all other Credit Documents to be executed and/or delivered by it hereunder; and (ii) copies of the resolutions of the Board of Directors (or similar governing bodies) of each Borrower approving and authorizing the execution, delivery and performance by such Borrower of the Second Note and any other Credit Documents to be executed and/or delivered by it in connection with the Second Term Loan; (iii) that the representations and warranties contained in Article III hereof are true and correct in all material respects on and as of such date, as though made on and as of such date; and (iv) that no Default or Event of Default exists;

(c)        Collateral Documents. To the extent required by Lender and not previously obtained, such Collateral Documents or reaffirmation of Collateral Documents as Lender may reasonable request, in appropriate form for filing or recording, if applicable, together with:

(i)          executed original instruments and documents in form acceptable for filing to perfect the security interests of the Lender in accordance with Applicable Law, including (without limitation) any filings required to be made with the United States Patent and Trademark Office to perfect Lender's security interest in any material copyrights or other intellectual property rights of any Borrower;

(ii)         evidence that all other actions necessary or, in the reasonable opinion of the Lender, desirable to perfect and protect the Liens created by the Collateral Documents have been taken;

(iii)        to the extent not previously paid in connection with clause (i) above, funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC financing statements or similar filings, or amendments thereto, if any, in foreign jurisdictions;

(iv)        such consents, estoppels, collateral assignments of leases, landlord waivers and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Lender shall be granted a Lien, as reasonably requested by the Lender;

(vi)        evidence that all other actions necessary or, in the reasonable opinion of the Lender, desirable to perfect and protect the Liens created by the Collateral Documents, and to enhance the Lender's ability to preserve and protect its interests in and access to the Collateral, have been taken; and

(vii)      to the extent required to perfect any security interest in the Collateral, stock or membership interests certificates representing any pledged ownership interest in any of the Borrowers and any other direct or indirect subsidiary of any Borrower that is formed or acquired by such Borrower after the Closing Date;

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(d)          Financial Statements. Consolidated financial statements of the Borrowers, prepared in accordance with U.S. GAAP of Borrowers and dated as of a date not more than ninety (90) days prior to the date of the Second Term Loan; and

(e)          Other Documents. Such other approvals, opinions, documents or materials as the Lender may reasonably request.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties by the Borrower. Each Borrower, jointly and severally, represents and warrants to the Lender that, both before and after consummation of the transactions to be consummated on the Closing Date, each of the following statements is and will be true and correct:

3.1.1      Existence and Power; Capitalization.

(a)          Each Borrower: (i) is an entity duly organized, validly existing and in good standing under the laws of jurisdiction of organization; (ii) Schedule 3.1.1 to this Agreement accurately reflects the legal name and jurisdiction of organization for each of the Subsidiaries, (iii) has the power and authority to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Credit Documents to which it is or shall become a party; (iv) has all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Credit Documents to which it is or shall become a party; (v) is duly qualified as a foreign entity, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect; and (v) is in compliance with all Requirements of Law.

(b)          Each of the Subsidiaries is a wholly-owned subsidiary of Webxu except for Lot6 LLC which is a wholly-owned subsidiary of Webxu Media. All outstanding ownership interests of each Subsidiary are free and clear of all preemptive rights and of any Liens, restrictions or limitations, except Liens imposed or created by the Credit Documents or imposed by applicable securities laws. No person or entity has any option, warrant or other right to acquire any ownership interest in any Subsidiary, except as contained in the Share Exchange Agreement dated as of November 14, 2011, by and among Webxu, Inc., Lot6 Media Inc, Evolved Technology, LLC, and Ryan Poelman, as amended. No Person has any right to cause any Borrower to redeem or otherwise purchase any ownership interest of such Borrower.

(c)          The Subsidiaries constitute the only direct or indirect subsidiaries of any of the Borrowers.

3.1.2        Authorization; No Contravention. The execution, delivery and performance by each Borrower of this Agreement and by such Borrower of any other Credit Documents to which such Borrower is a party have each been duly authorized by all necessary corporate, limited liability company or partnership action, and do not and will not:

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(a)          contravene the terms of any of such Borrower's Organization Documents;

(b)          conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Borrower is a party;

(c)          conflict with any order, injunction, writ or decree of any Governmental Authority to which such Borrower or its Property is subject; or

(d)          violate any Requirement of Law.

3.1.3       Governmental Authorization; Third Party Consent. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Lender under the Collateral Documents) or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of this Agreement or any other Credit Document.

3.1.4       Binding Effect. This Agreement and each other Credit Document to which any Borrower is a party constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

3.1.5       No Default. No Default or Event of Default exists or would result from the incurring of any Obligations or the grant or perfection of the Lender's Liens on the Collateral. Borrower is not in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect or that would, if such default had occurred after the Closing Date, create or cause an Event of Default under Article VI hereof.

3.1.6       Title to Properties. Each Borrower has and will have good record and marketable title in fee simple to, or valid leasehold interest in, all Property consisting of real property, and have or will have good and marketable title to or the right to use to all Property consisting of personal property, necessary or used in the Ordinary Course of Business, except, in either case, for defects which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, none of such Property will be subject to any Liens other than Permitted Liens.

3.1.7       Taxes. Each Borrower has filed all Federal, state, foreign and other tax returns and reports required to be filed, and have paid all material Federal, state, foreign and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against any Borrower which could reasonably be expected have a Material Adverse Effect.

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3.1.8       Financial Condition. The consolidated financial statements of Webxu (and its subsidiaries) for the fiscal years ended December 31, 2010 and for the nine months ended September 30, 2011, including the consolidated balance sheet of Webxu dated as of September 30, 2011, present fairly in all material respects the consolidated financial condition of the Borrowers as of the dates thereof and results of operations for the periods covered thereby. No Borrower has, and will not have, any material Indebtedness or other liabilities, which are not reflected on the September 30, 2011, unaudited consolidated financial statements of Webxu and its subsidiaries, other than (i) liabilities incurred in the Ordinary Course of Business since September 30, 2011, (ii) the Indebtedness incurred in connection with Webxu's acquisition of Webxu Media and Lot6 LLC, all of which is listed on Schedule 5.5 to this Agreement, (iii) the Indebtedness to Richardson & Patel, LLP in the aggregate principal amount of $250,000, (iv) Obligations to the Lender incurred on the Closing Date, and (v) the Indebtedness under the Settlement Agreement dated as of January 3, 2012 by Webxu, Inc. and Bonus Interactive Inc. with Kirkcaldy Group, LLC in the amount of $161,482.30.

3.1.9       Liens of the Lender. The Liens granted to the Lender pursuant to the Credit Documents will at all times, assuming the proper and timely filing of renewal statements for all financing statements included in the Collateral Documents and possession of items of Collateral consisting of instruments or documents of title or certificated securities, be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Liens with respect to the Collateral.

3.1.10     Litigation. There are no outstanding orders, decrees or judgments by or with any Government Authority to which any Borrower is a party. As of the date hereof, there are no actions, suits, arbitrations or legal, administrative or other proceedings pending or, to the knowledge of Borrowers, threatened against any Borrower, at law or in equity, by or before any Government Authority.

3.1.11     Compliance with Law. The business of each Borrower is being conducted in material compliance with all Applicable Laws. No Borrower has received any written notice from any Governmental Authority alleging any violation of any Applicable Law or directing the Borrower to take any remedial action with respect to such law, ordinance or regulation. To the knowledge of Borrowers, no Borrower is (i) under investigation with respect to the violation of any Applicable Law and (ii) there are no facts or circumstances that could form the basis for any such violation.

3.1.12     Intellectual Property. Each Borrower owns or has, as applicable, valid licenses to use all Intellectual Property used in or necessary for the operations or conduct of its business (collectively, the “Borrower Intellectual Property”). To the knowledge of each party signing on behalf of a Borrower below, the validity and/or enforceability of the Borrower Intellectual Property and the title of ownership or rights of the Borrowers to use the Borrower Intellectual Property are not being questioned in any litigation, action, claim, suit, proceeding, hearing, investigation, notice or complaint to which any Borrower is a party, nor, is any such action threatened. The conduct of each Borrower's business does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party and no Borrower knows of any basis for any claim of infringement, misappropriation or other violation of any third party Intellectual Property rights, and, to the knowledge of the Borrowers, there are no infringements of the Borrower Intellectual Property by any third party. Attached hereto as Schedule 3.12 is a complete and accurate list of all patents, trademarks, trade names and copyrights owned by any Borrower and registered with the United States Patent and Trademark Office or any state or foreign Governmental Authority.

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3.1.13     SEC and OTC Bulletin Board Compliance; Capitalization.

(a)          Webxu is subject to the reporting requirements of the Exchange Act, and has, in a timely manner, filed all documents and reports that Webxu was required to file thereunder for the two years preceding the Closing Date or such shorter time period as the Company has been subject to such reporting requirements (the foregoing materials, together with any materials filed by the Company under the Exchange Act, whether or not required, collectively the “SEC Documents”). The SEC Documents complied as to form in all material respects with requirements of the Securities Act and Exchange Act and the rules and regulations of the SEC) promulgated thereunder (collectively, the “SEC Rules”), and none of the SEC Documents and the information contained therein, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)          Webxu's common stock is currently quoted on the OTC Bulletin Board ("OTCBB") and Webxu is in compliance with all requirements of the OTCBB necessary for its common stock to be eligible for quotation by a market maker on the OTCBB and has no knowledge of any facts or circumstances and has taken no actions that could reasonably lead to its common stock becoming ineligible for continued quotation on the OTCBB.

(c)          Immediately prior to the Closing Date, the authorized capital stock of Webxu consists of 50,000,000 shares of common stock, $0.001 par value per share, 20,965,538 shares of which were issued and outstanding. Upon issuance and payment therefore in accordance with the terms of the Warrants, the shares of Webxu common stock issuable upon exercise of the Warrants will be duly and validly issued, fully paid and non-assessable shares of Webxu common stock.

3.1.14     Full Disclosure. To each Borrower's knowledge, the representations and warranties made by the Borrowers in this Agreement and in the other Credit Documents, taken as a whole, do not contain or will not contain, as of the date made, any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading.

3.2       Representations and warranties by the Lender. The Lender represents and warrants to the Borrower that, both before and after the consummation of the transactions to be consummated on the Closing Date, each of the following statements is and will be true and correct:

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(a)          The Lender: (i) is an entity duly organized, validly existing and in good standing under the laws of jurisdiction of organization; and (ii) has the power and authority to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Credit Documents to which it is or shall become a party.

(b)          The Lender has received a copy of the Compensation Plan (as defined in Section 5.6 below).

ARTICLE IV - AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees that, unless the Lender shall waive compliance therewith in writing, such Borrower shall comply with the following covenants:

4.1         Financial Statements. The Borrowers shall maintain a system of accounting established and administered in accordance with sound business practices to permit the preparation of consolidated financial statements in conformity with GAAP consistently applied by Borrower (provided that quarterly and monthly financial statements shall not be required to have footnote disclosure and shall be subject to normal year-end adjustments).

4.2         Certificates; Maximum Amount Calculation; Other Information. The Borrower shall furnish to the Lender:

(a)          as soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the internally approved annual operating budget for the ensuing fiscal year, for Borrowers;

(b)          promptly, such additional business, financial, corporate affairs and other information as the Lender may from time to time reasonably request, which shall include monthly financial reports.

4.3         Notices. The Borrowers shall promptly notify the Lender of any of the following, promptly (and in no event later than three (3) Business Days after any Responsible Officer obtaining actual knowledge thereof):

(a)          the occurrence or existence of any Default or Event of Default, or any event or circumstance that foreseeably will become a Default or Event of Default;

(b)          the occurrence or existence of any action or set of facts or circumstances that has resulted in, or is reasonably likely to result in, a Material Adverse Effect; and

(c)          any material change in accounting policies or financial reporting practices by Borrower.

Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the applicable Borrower(s) setting forth details of the occurrence referred to therein, and stating what action Borrowers propose to take with respect thereto and at what time. Each notice under Section 4.3(a) shall describe with reasonable specificity any and all clauses or provisions of this Agreement or other Credit Document that have been breached or violated.

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4.4         Maintenance of Property. Each Borrower shall maintain and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all reasonably necessary repairs thereto and renewals and replacements thereof, except as permitted by Section 5.2.

4.5         Insurance. Each Borrower shall maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. From and after the Closing Date, Borrowers shall name Lender as an additional insured and/or beneficiary of any insurance policies on the Collateral, either then in existence or thereinafter obtained.

4.6.        Compliance with Laws. Each Borrower shall comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect.

4.7         Inspection of Books and Records. Each Borrower shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower. Each Borrower shall permit representatives and independent contractors of the Lender to visit and inspect any of such Borrower’s Properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the applicable Borrower; provided, however, when an Event of Default exists the Lender may do any of the foregoing at any time during normal business hours and without advance notice

4.8         SEC Compliance and OTCBB Listing. At all times while any Obligations or Warrants remain outstanding, Webxu shall: (i) remain a "reporting company" in good standing under the Exchange Act, (ii) in a timely manner, file all documents and reports that Webxu is required to file under the Exchange Act or the SEC Rules and all such filings shall comply as to form in all material respects with requirements of the SEC Rules and none of such filings and the information contained therein, as of their respective filing dates, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (iii) remain in compliance with all requirements of the OTCBB necessary for its common stock to be eligible for quotation by a market maker on the OTCBB; provided, however that clause (iii) shall not apply at any time during which Webxu's common stock is listed for trading on a national securities exchange or the Nasdaq Stock Market.

4.9         Further Assurances.

(a)          Each Borrower shall ensure that all written information, exhibits and reports furnished to the Lender, taken as a whole, do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in any material respect in light of the circumstances in which made, and will promptly disclose to the Lender and correct any material defect or error that may be discovered therein or in any Credit Document or in the execution, acknowledgment or recordation thereof.

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(b)          Promptly upon request by the Lender, each Borrower shall take such additional actions as the Lender may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Credit Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, (iv) to subject to first, perfected Liens in favor of the Lender all Property of such Borrower (other than those Permitted Liens that Lender has agreed in writing may be senior in priority to the Lien of Lender in certain Collateral), and (v) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Credit Document or under any other document executed in connection therewith.

4.10       Use of Proceeds. The proceeds of the Initial Term Loan and Second Term Loan will be used as described in Schedule 4.10 of this Agreement.

ARTICLE V - NEGATIVE COVENANTS

Each Borrower hereby covenants and agrees that, so long as any Lender shall have any commitment outstanding and in effect hereunder, or any Obligation shall remain unpaid or unsatisfied, unless the Lender shall waive compliance therewith in writing, such Borrower shall comply with the following covenants:

5.1         Limitation on Liens. No Borrower shall, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following ("Permitted Liens");

(a)          any Lien existing on the Property of Borrower on the Closing Date and expressly approved by Lender in writing for these purposes, each of which shall be listed on Schedule 5.1 attached hereto;

(b)          any Lien created under any Credit Document;

(c)          Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty;

(d)          Liens incurred and arising out of surety bonds, appeal bonds, statutory obligations, bids, performance and return of money and similar obligations and pledges or deposits made in the Ordinary Course of Business in connection with worker compensation, unemployment insurance, old age pensions and other social security benefits;

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(e)          Liens imposed by law, including carriers', warehousemen's, mechanics', materialmen's and vendors' Liens incurred in the Ordinary Course of Business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings;

(f)          Extensions and renewals of Liens permitted hereunder; provided, however, that the then outstanding Indebtedness secured thereby is not increased by such extension or renewal and the Lien does not encumber any Property not encumbered by the Lien so extended or renewed; and

(g)          Liens securing Capital Lease Obligations, provided that each such Lien does not secure any other Indebtedness and does not encumber any Property other than that Property acquired with the proceeds of such Indebtedness.

5.2         Disposition of Property. No Borrower shall, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except in the Ordinary Course of Business, without first obtaining Lender’s written consent, which consent shall not be unreasonably withheld.

5.3.        Consolidations and Mergers; Wholly-Owned Subsidiaries. Without first obtaining Lender’s written consent, which consent shall not be unreasonably withheld, no Borrower shall merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person. Unless first consented to in writing by Lender, which consent shall not be unreasonably withheld: (i) each Subsidiary other than Lot6 LLC shall remain a wholly-owned subsidiary of Webxu, (ii) Lot6 LLC shall remain a wholly-owned subsidiary of Webxu Media, and (iii) no Subsidiary shall admit as a member, shareholder, partner or owner any Person other than Webxu.

5.4         Loans and Investments; Acquisitions. Except for the commitments set forth on Schedule 5.4 to this Agreement, no Borrower shall purchase or acquire or make any commitment therefor, any capital stock, equity interest or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, create any new subsidiary, or direct any revenues, income, prospects, business, or other rights to, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person, including any Affiliate of Borrower, without first obtaining Lender's written consent, which consent shall not be unreasonably withheld, except for:

(a)          investments in Cash Equivalents; and

(b)          extensions of credit in the nature of accounts receivable (including, but not limited to, intercompany accounts receivable) or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business.

5.5         Limitation on Indebtedness. No Borrower shall create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)          Indebtedness incurred pursuant to this Agreement; and

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(b)          Indebtedness existing on the Closing Date and listed on Schedule 5.5 attached hereto, and any refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the calculation of the interest rate thereunder, increasing the principal amount thereof, or changing the amortization thereof (other than to extend the same, or to convert such Indebtedness to equity).

5.6         Transactions with Affiliates; Changes in Compensation. No Borrower shall enter into any transaction with any of their respective Affiliates which are on terms that are less favorable to such Borrower than those that would be obtainable at the time in an arms-length transaction with any Person who is not an Affiliate; provided, however, that such restriction shall not apply to transactions made with any other Borrower made in the Ordinary Course of Business. No Borrower shall materially increase the cash compensation payable to any Person who is an executive officer, director or Affiliate of Webxu or any other Borrower; provided, however, that such restriction shall not apply to (i) commercially reasonable salaries paid in the Ordinary Course of Business to full-time employees of any Borrower who are not Affiliates or directors of any Borrower, and (ii) compensation approved by Webxu’s Board of Directors prior to the Closing Date as part of a new compensation plan for Webxu’s management (“Compensation Plan”).

5.7         Contingent Obligations. No Borrower shall create, incur, assume or suffer to exist any Contingent Obligations.

5.8         Restricted Payments. Except as set forth on Schedule 5.8 to this Agreement, no Borrower shall declare or make any dividend payment or other distribution of assets, properties, cash, Cash Equivalents, rights, obligations or securities on account of any shares of any class of its Capital Stock, or purchase, redeem or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; provided, however, that the Subsidiaries may, with notice to and the prior written consent of Lender (which shall not be unreasonably withheld), make distributions to Webxu (or to Webxu Media in the case of Lot6 LLC).

5.9         Change in Business. No Borrower shall engage in any material line of business substantially different from the business now being conducted by such Borrower.

5.10        Changes in Structure; Sale of Company. None of the following will be done without first obtaining Lender’s written consent, which consent shall not be unreasonably withheld: (a) No Borrower shall make any material changes in its equity capital structure (including in the terms of its outstanding membership interests), or amend its Organization Documents in any respect materially adverse to the Lender or any Lender, (b) No Borrower shall sell all or substantially all of its assets, (c) No Borrower shall sell, transfer or assign all or any portion of its ownership interests in any of the Subsidiaries, and (d) no Borrower shall form, conduct any business through, or transfer any of its assets to, any subsidiary or other entity other than the Subsidiaries without the express prior written consent of Lender.

5.11        Accounting Changes. No Borrower shall make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of such Borrower.

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5.12       Names; Collateral Locations.

(a)          The Borrowers maintain the Collateral at Webxu's Los Angeles, California headquarters and, if applicable, the Locations (as defined in Section 8.1) identified in Schedule 5.12(a) of this Agreement. The Borrowers operate only under the names identified in Schedule 5.12(b) of this Agreement. No Borrower will change its name or any of the Locations, establish any Location or any additional place of business or adopt any new trade name unless (i) Borrowers shall give to the Lender at least sixty (60) days' prior notice thereof, and (ii) prior to establishing such additional place of business or new trade name, Borrowers shall execute any documents and notices reasonably required by the Lender in order to preserve the perfection of the Lender's security interests in the Collateral.

(b)          No Borrower will store, keep or maintain any Collateral consisting of Inventory, machinery or equipment or fixtures at any location other than the Locations, except for any Collateral that has been sold in transactions otherwise permitted hereby or as the Lender may approve from time to time in writing.

5.13       [Intentionally ommitted]

5.14       New Real Property Interests; Leasehold Assignments and Landlord Consents. In connection with establishment of any new place of business or Location by any Borrower, such Borrower will use commercially reasonable efforts to obtain from any lessor of such place of business a leasehold assignment in favor of the Lender and a landlord consent acknowledging the Lender's Liens, each in form and substance reasonably acceptable to the Lender.

5.15       Debt Coverage Ratio; Monthly Financial Statements. Borrowers will not permit the Debt Coverage Ratio to exceed 1.25 at any time. Borrowers agree to provide Lender, on or before the 25th day following each month, unaudited financial statements prepared in accordance with GAAP (consistently applied by Borrowers), along with a calculation of the Debt Coverage Ratio as of the date of such financial statements, each of which shall be certified as true and correct by a Responsible Officer of Webxu. Notwithstanding anything to the contrary herein, the working capital payment to Evolved Technology, LLC from Webxu in the amount of $861,532 shall not be included in any Debt Coverage Ratio calculation hereunder.

5.16       Capital Expenditures. Borrowers shall not make or incur during any fiscal year any obligation to make capital expenditures (including, without limit, Capital Leases) in excess of $250,000.00 per calendar year in the aggregate.

ARTICLE VI - EVENTS OF DEFAULT

6.1         Event of Default. Any of the following shall constitute an "Event of Default":

(a)          Non-Payment. The Borrowers fail to pay when due any amount of principal, interest, fee or other amount payable hereunder or pursuant to any other Credit Document; or

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(b)          Representation or Warranty. Any representation or warranty by any Borrower made or deemed made herein, in any Credit Document, or which is contained in any certificate, document or financial or other statement by such Borrower or its Responsible Officers, furnished at any time under this Agreement, or in or under any Credit Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)          Other Defaults. Any Borrower fails to perform or observe any other term or covenant contained in this Agreement or any Credit Document, and such default shall continue unremedied for a period of ten (10) days after the earlier of (i) the date upon which a Responsible Officer of such Borrower knew or should have known in the exercise of reasonable inquiry of such failure or (ii) the date upon which written notice thereof is given to such Borrower by Lender; or

(d)          Cross-Default. Any Borrower (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the expiration of all applicable grace or notice periods, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant after the expiration of all applicable grace or notice periods, if any, or any other event shall occur or condition exist after the expiration of all applicable grace or notice periods, if any, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(e)          Insolvency; Voluntary Proceedings. Any Borrower (i) becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the Ordinary Course of Business; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(f)          Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Borrower, or any writ, judgment, warrant of attachment execution or similar process, is issued or levied against a substantial part of such Borrower's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

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(g)          Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any Borrower involving in the aggregate a liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $25,000 or more and not covered by insurance, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

(h)          Non-Monetary Judgments. Any non-monetary judgment, order or decree shall be rendered against any Borrower which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)          Collateral. Any material provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against any Borrower which is a party thereto or any Borrower shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any material amount of Collateral purported to be covered thereby or such security interest shall for any reason fail or cease to be a perfected and first priority security interest subject only to Permitted Liens; or

(j)          Change of Control. A Change of Control shall occur; or

(k)          Default Under Other Facility. To the extent that any Borrower is a party to any Indebtedness, loan or credit agreement or facility, any creditor under such Indebtedness, loan or credit agreement or facility shall declare a default thereunder, or any fact or circumstance shall occur or continue which would constitute the basis for an event of default under any such Indebtedness, loan or credit agreement or facility.

6.2         Remedies. If any Event of Default occurs, the Lender may:

(a)          declare the unpaid principal amount of all outstanding Obligations, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers;

(b)          declare any commitment to fund the Second Term Loan terminated (if not previously closed), whereupon such commitment shall forthwith be terminated; and

(c)          exercise all rights and remedies available to it under the Credit Documents or applicable law.

6.3         Rights Not Exclusive. The rights provided for in this Agreement and the other Credit Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

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ARTICLE VII - MISCELLANEOUS

7.1           Amendment and Waiver. Any term, covenant, agreement or condition of this Agreement, the Notes or the other Credit Documents may, with the written consent of Borrowers and Lender, be amended in writing, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by the Lender. For purposes of the Credit Documents and unless otherwise specified in writing by Webxu, a written consent of Webxu shall constitute a written consent on behalf of all Borrowers.

7.2           Expenses. The Borrowers agree, whether or not the transactions hereby contemplated shall be consummated, to pay or reimburse the Lender for all reasonable out of pocket fees and expenses (including attorney’s fees and costs) incurred in connection with this Agreement, the Credit Documents, any due diligence investigation, and the other instruments and documents and the transactions hereby contemplated, including, without limitation all reasonable fees, costs and expenses incurred after the Closing Date with respect to (a) the enforcement of any provision of any such agreement or instrument or the collection of any sums due thereunder (including, without limitation, the reasonable fees and expenses of attorneys and accountants retained by the Lender or its or their respective agents for such purposes), (b) any proposed amendments, supplements or waivers (whether or not the same shall be signed or shall become effective) under or in respect of any such agreement or instrument, (c) any assignment or participation of the Obligations (other than transfer taxes, if any), or any of them, by any Note holder (including the costs of additional or supplemental documentation of the Credit Documents and the fees of any collateral trustee), (d) any workout or restructuring of the Indebtedness or capital structure of Borrower (whether or not the same shall be consummated or shall become effective) under or in respect of any such agreement or instrument and any other agreements and instruments prepared in connection therewith and the consideration of any legal questions relevant thereto, (e) all taxes and fees incurred in connection with the filing or recording of any Credit Documents, (f) all expenses incurred in connection with the reproduction of such agreements and instruments and all stamp and other similar taxes (together in each case with interest and penalties, if any) which may be payable in respect of the execution and delivery of such agreement or instruments, or the issuance, delivery or acquisition by the Lender of any Note or otherwise pursuant to this Agreement, and (g) the fees and disbursements of Jeffer, Mangels, Butler & Mitchell LLP, as counsel to the Lender, and of any special or local counsel in connection with preparation of such agreements and instruments, the rendering of legal opinions, and the transactions hereby and thereby contemplated (including, without limitation, in connection with any such enforcement, amendment, supplement, waiver, workout, restructuring or consideration of legal questions), net of any such amounts paid under Section 1.5 hereof. The obligations of Borrowers under this Section 7.2 shall survive the termination of this Agreement, the payment or transfer of any Obligations, the enforcement of any provision hereof or thereof or collection of any amount due hereunder or thereunder, any such amendments or waivers and any such consideration of legal questions.

7.3           Survival of Representations and Warranties. All representations and warranties of Borrower contained herein or made in writing by or on behalf of any Borrower in connection herewith, shall (i) survive the execution and delivery of this Agreement and the other Credit Documents and the delivery of the Notes, and (ii) be deemed to be material and to have been relied upon by the Lender, regardless of any investigation made by the Lender.

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7.4           Successors and Assigns. All representations, warranties, covenants and agreements of any Borrower in this Agreement shall bind and inure to the benefit of the respective successors and assigns of such Borrower whether so expressed or not. The provisions of this Agreement are intended to be for the benefit of all Persons who may from time to time be Lender hereunder, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made.

7.5           Notices. All notices and communications under this Agreement shall be in writing and shall be (a) delivered in person, or (b) mailed, postage prepaid, either by registered or certified mail, or (e) sent by reputable overnight express carrier, or (d) sent by facsimile, addressed or to the facsimile number, in each case, as follows:

if to the Lender:	Breakwater Structured Growth Opportunities Fund L.P.
2049 Century Park East, Suite 2710
Los Angeles CA 90067
Attn: Saif Mansour
Tel.: (310) 479-4054
Fax: (310) 479-4056

with a copy to:

Jeffer, Mangels, Butler & Mitchell LLP
1900 Avenue of the Stars, 7th Floor
Los Angeles, CA 90067
Attn: Robert Steinberg
Tel.: (310) 203-8080
Fax: (310) 203-0567

or to such other address or facsimile number as the Lender may have designated to Borrowers in writing; and

if to Borrowers:	c/o Webxu, Inc.
11999 San Vicente Boulevard, Suite 400
Los Angeles, California 90049
Attention: Matt Hill, CEO
Tel.: (310) 807-1765
Fax: (323) 978-1211

with a copy to:

Richardson & Patel LLP
1100 Glendon Avenue, Suite 850
Los Angeles, CA 90024
Attn: Peter Hogan
Tel.: (310) 208-1182
Fax: (310) 208-1154

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or to such other address or facsimile number as Webxu, on behalf of such Borrower, may have designated to the Lender by such notice.

All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next Business Day immediately following the day timely sent for overnight delivery, (iii) if sent by registered or certified mail, then on the earlier of the third Business Day following the day sent or when actually received, or (iv) by facsimile transmission as long as such transmission and confirmation copy of such transmission is sent the same day by any of the methods described in (i), (ii) or (iii) herein.

7.6         No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

7.7         Indemnity. Whether or not the transactions contemplated hereby shall be consummated, Borrowers shall indemnify, defend and hold harmless the Lender and each of Lender's officers, directors, employees, counsel, agents, representatives, and attorneys-in-fact (each, an "Indemnified Person") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable Attorney Costs):

(a)          of any kind or nature whatsoever with respect to the execution, delivery, enforcement and administration of this Agreement and any other Credit Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Obligations or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto; and

(b)          which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any Property subject to a Lien in favor of the Lender;

(all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities (i) arising from the gross negligence or willful misconduct of such Indemnified Person, or (ii) arising from third party claims alleging that Lender does not have the requisite partnership, legal or regulatory authority to enter into the transactions contemplated by this Agreement.

No action, except for gross negligence or willful misconduct, taken by legal counsel chosen by the Lender in defending against any investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair any Borrower's obligation and duty hereunder to indemnify and hold harmless the Lender. Neither Borrowers nor any other Person is entitled to rely on any site visit, observation, or testing by the Lender. Except as required by law, the Lender shall not be obligated to disclose to Borrowers or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Lender (or any contractee of the Lender).

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The obligations in this Section 7.7 shall survive payment of all other Obligations. At the election of any Indemnified Person, Borrowers shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of Borrower. All amounts owing under this Section 7.7 shall be paid within thirty (30) days after demand.

7.8           Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Counterparts of this Agreement may be delivered by facsimile or PDF transmission, each of which shall constitute an original. A set of the copies of this Agreement signed by all the parties shall be lodged with each of Borrowers and the Lender.

7.9           Integration and Severability; Release. This Agreement, taken together with the other Credit Documents, embodies the entire agreement and understanding among Borrowers (and any of them), the Lender with respect to the matters addressed herein and therein, and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby for such date, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby. In such event, the invalid, illegal or unenforceable provisions shall be invalidated, curtailed or limited only to the extent required to conform such provisions to the requirements of applicable law and the affected provisions of this Agreement shall be deemed to be amended only to extent necessary to reflect the requirements of applicable law and to effectuate the intent of the parties regarding the economics of the invalidated provisions. Execution of this Agreement by Borrowers and the Lender constitutes a full, complete and irrevocable release of any and all claims which any Borrower may have at law or in equity against the Lender, and that the Lender may have at law in equity against any Borrower in respect of all prior discussions and understandings, verbal or written, relating to the subject matter of this Agreement and the other Credit Documents.

7.10         Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

7.11         Independence of Provisions. The parties acknowledge that this Agreement and other Credit Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

7.12         Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to each Borrower and the Lender, and is the product of all parties hereto. Accordingly, this Agreement and the other Credit Documents shall not be construed against the Lender merely because of the involvement Lender or its counsel in the preparation of such documents and agreements.

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7.13       No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of Borrowers, the Lender and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Credit Documents. The Lender shall have no obligation to my Person not a party to this Agreement or other Credit Documents.

7.14       GOVERNING LAW AND JURISDICTION.

(a)          EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE CREDIT DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)          EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS; PROVIDED, THAT LENDER AND SUCH BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF LOS ANGELES COUNTY, CALIFORNIA; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

ARTICLE VIII - DEFINITIONS

8.1         Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

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"Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition by any Borrower of all or a substantial part of the assets of a Person, or of any business, division or product line of a Person, (b) the acquisition by any Borrower of in excess of fifty percent (50%) of the Capital Stock, partnership interests or equity of any Person or otherwise causing any Person to become a subsidiary of such Borrower, (c) a merger or consolidation or any other combination of any Borrower with another Person (other than such Borrower or a Person that is already a subsidiary of such Borrower at the time) provided that such Borrower is the surviving entity, or (d) a merger or consolidation or any other combination of a subsidiary of any Borrower with another Person (other than a Person that is already a subsidiary of such Borrower at the time) provided that such Borrower or a subsidiary shall own in excess of fifty percent (50%) of the Capital Stock or equity of such Person or the surviving entity.

"Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the Lender shall not be deemed an "Affiliate" of any Borrower or of any subsidiary of any Borrower.

“Applicable Law” means any federal, state or local statute, law (including common law), ordinance, regulation, order, writ, injunction, directive, judgment or decree applicable to the parties hereto, or any of their respective Affiliates, properties, or assets, as the case may be.

"Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

"Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

"Business Day" means any day, other than a Saturday or Sunday, on which banks in Los Angeles, California are generally open for business.

"Capital Lease" means any leasing or similar arrangement with a third party which, in accordance with GAAP, is classified as a capital lease.

"Capital Lease Obligations" means all monetary obligations of Borrower under any Capital Leases which would be categorized as principal indebtedness for purposes of GAAP.

"Capital Stock" means and includes (a) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, preferred or preference stock and interests in limited liability companies, (b) all equity or ownership interests in any Person of any type, and (c) all options, warrants, stock appreciation rights or other rights with equity features, and all rights to acquire, directly or indirectly, any of the foregoing.

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"Cash Equivalents" means: (a) readily marketable obligations issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than one (1) year from the date of acquisition; (b) deposit accounts, certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than one (1) year from the date of acquisition thereof, issued by any Qualifying Bank; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than six (6) months from the date of acquisition thereof and issued by a corporation (other than Borrower or any of its Affiliates) organized under the laws of any State of the United States of America or the District of Columbia; and (d) money market mutual funds, each with assets of at least $500,000,000, and substantially all of which assets consist of obligations of the type included in clauses (a) through (c) above. Cash Equivalents shall at all times be denominated and payable in Dollars.

"Change of Control" means that (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly (through direct acquisition, merger, or otherwise), of 50%, or more, of the "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), or (b) a sale of all or substantially all of the assets of any Borrower in one transaction or a series of transactions (other than transactions between Borrowers made with prior written notice to Lender and which results in the transferred assets remaining as Collateral hereunder).

"Closing Date" means, as applicable, (i) the date on which all conditions precedent set forth in Section 2.1 are satisfied or waived by the Lender and on which the Initial Term Loan is funded, or (ii) the date on which all conditions precedent set forth in Section 2.2 are satisfied or waived by the Lender and on which the Second Term Loan is funded.

"Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

"Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Borrower as debtor in or upon which a Lien now or hereafter exists in favor of the Lender whether under this Agreement or under any other documents executed by any such persons and delivered to the Lender.

"Collateral Documents" means, collectively, the Security Agreement, and all other security agreements, mortgages, deeds of trust, lease assignments, landlord consents, mortgagee consents, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, between any Borrower(s) and the Lender pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law in any applicable jurisdiction) against Borrower(s) as debtor in favor of the Lender as secured party.

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"Contingent Obligation" means, as to any Person: (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person: (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (ii) to purchase any materials, supplies or other Property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(iii) of this definition, be marked to market on a current basis.

"Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

"Credit Documents" means this Agreement, the Initial Note, the Second Note, if any, the Security Agreement, the Initial Warrant, the Second Warrant, if any, the Collateral Documents and all other agreements, instruments or documents delivered to the Lender in connection with transactions contemplated by this Agreement.

"Debt Coverage Ratio" means, for a given calculation period, the ratio (expressed as a decimal number) of (i) EBITDA to (ii) the total interest expense and principal payments of the Borrowers (on a consolidated basis) for such calculation period on any Indebtedness, as determined in conformity with GAAP consistently applied by Borrower and tested on a trailing three month basis.

"Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

"Dollars", "dollars" and "$" each mean lawful money of the United States of America.

"EBITDA" shall mean, for any applicable period of determination, the sum of Borrowers' (on a consolidated basis) (i) net income for such period, (ii) all federal, state, local and foreign income and corporate franchise tax expense during such period, (iii) total interest expense (net of interest income) on any Indebtedness, and (iv) the amount of all amortization expense and depreciation expenses for such period that were deducted in arriving at the net income for such period, all of the foregoing calculated in accordance with GAAP consistently applied.

"Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

"GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination.

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"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"Guaranty Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor") or otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof;

"Indebtedness" of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than: [i] trade payables entered into in the Ordinary Course of Business pursuant to ordinary terms, and [ii] ordinary accrued wages, fees and benefits due employees and consultants incurred in the Ordinary Course of Business within the current unexpired payroll period of such Person as of any date on which Indebtedness is determined hereunder); provided, however, that such exclusion shall not apply to the use of the term "Indebtedness" in Section 6.1(d); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

"Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

“Intellectual Property” means any and all intellectual property or similar proprietary rights recognized in any jurisdiction in the world, including systems, trademarks, service marks, trade names, slogans, logos, designs and general intangibles of like nature, together with all applications or registrations therefor and the goodwill of the business associated therewith, patents, patentable materials, patent applications, formulas, procedures, methods, apparatus, ideas, creations, techniques, processes, inventions and invention disclosures (whether patentable or unpatentable), works of authorship, copyrights and copyrightable materials, together with all applications and registrations therefor, mask works, trade secrets, confidential or proprietary technical information, know-how, show-how, algorithms, programs, subroutines, tools, research in progress, technology, and similar rights.

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"Inventory" means "inventory" as defined in the Uniform Commercial Code in the applicable jurisdiction.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

"Locations" means Borrower’s headquarters at 11999 San Vicente Boulevard, Suite 400, Los Angeles, California and any other location of Borrower specifically identified in Schedule 5.12(a) of this Agreement).

"Material Adverse Effect" means a negative result or potential result arising directly or indirectly from facts that, in the totality of the circumstances, Lender considers substantive and germane to (i) the business, assets, operations, prospects or financial or other condition of any Borrower, (ii) the ability of any Borrower to pay or perform in accordance with the terms of any of their respective agreements with Lender or any other Person, (iii) the rights and remedies of Lender under any of the Credit Documents or Collateral Documents, or (iv) the perfection or priority of any Lien granted to Lender under any of the Collateral Documents affecting or relating to any material amount of Collateral.

"Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

"Obligations" means all of the Initial Note, the Second Note, the Initial Term Loan, the Second Term Loan, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Borrower to the Lender or any other Person required to be indemnified, that arises under any Credit Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

"Operating Lease" means, as applied to any Person, any lease of Property which is not a Capital Lease.

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"Ordinary Course of Business" means, in respect of any transaction involving a Borrower, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice (or as modified pursuant to the good faith reasonable business judgment of the Board or a Responsible Officer of such Person) and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Credit Document.

"Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any stockholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, and for any limited liability company, the articles of organization, any operating agreement, any member control agreement, and any other agreement, instrument or document relating to the rights of holders of equity interests or profit interests in such limited liability company.

"Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

"Qualifying Bank" means a United States commercial bank which is a member of the Federal Reserve System, has a rating of BBB or better from Moody's Investors Services, Inc., a rating of BBB or better from Standard and Poor's Corporation, and has capital and surplus and undivided profits in excess of $500,000,000.

"Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

"Responsible Officer" means any corporate officer of Borrower, the chief executive officer, the president, or manager or managing member of Borrower, or any other officer having substantially the same authority and responsibility; or, the chief financial officer or the treasurer of Borrower, or any other officer having substantially the same authority and responsibility.

"SEC" means the United States Securities and Exchange Commission.

"Security Agreement" means that certain Pledge and General Security Agreement executed by Borrowers to Lender, securing payment and performance of each Borrower's Obligations under this Agreement, the form of which is attached hereto as Exhibit C and incorporated herein by this reference.

"Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

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"UCC" means the Uniform Commercial Code as adopted in the State of California as of the Closing Date, and as the same may be amended from time to time thereafter.

"United States" and "U.S." each means the United States of America.

8.2          Other Interpretive Provisions.

(a)        Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b)        The Agreement. The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

(c)        Certain Common Terms. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation."

(d)        Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e)        Amendments to Documents. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Credit Documents, shall be deemed to include all subsequent amendments, thereto, restatements thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Credit Document.

(f)        Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

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8.3          Accounting Principles.

(a)        Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. No Accounting Changes (as hereinafter defined) shall affect the financial covenants, standards or terms contained in this Agreement; provided that Borrowers shall include a description in each Officer's Certificate and other financial reports required to be delivered hereunder which explains the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrowers; and (b) changes in accounting principles recommended by Borrowers’ certified public accountants.

(b)        References herein to "fiscal year," "fiscal quarter" and "fiscal month" refer to such fiscal periods of Borrowers.

(c)        Whenever the terms "satisfactory to the Lender," "determined by the Lender," "acceptable to the Lender," "Lender shall elect," "Lender shall request" or similar terms are used in the Credit Documents with respect to the Lender, except as otherwise specifically provided therein, such terms shall mean satisfactory to, at the election of, determined by, acceptable to or requested by the Lender in its sole reasonable discretion.

(d)        Wherever the term "to the knowledge of Borrowers" or "to Borrowers’ knowledge" or similar terms are used in the Credit Documents, such term shall mean the actual knowledge of any of any officer, manager or member of Borrower.

(e)        Any statements, representations or warranties that are based upon the knowledge of any Borrower shall be deemed to have been made after a reasonably diligent inquiry by such Borrower with respect to the matter in question.

[Balance of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

WEBXU, INC., a Delaware corporation

By:	/s/ Matt Hill
Name:	Matt Hill
Title:	Chief Executive Officer

By:	/s/ Jeffrey Aaronson
Name:	Jeffrey Aaronson
Title:	Chief Financial Officer

BONUS INTERACTIVE INC., a Delaware corporation

By:	/s/ Matt Hill
Name:	Matt Hill
Title:	Chief Executive Officer

By:	/s/ Jeffrey Aaronson
Name:	Jeffrey Aaronson
Title:	Chief Financial Officer

WEBXU MEDIA, INC., a Delaware corporation

By:	/s/ Matt Hill
Name:	Matt Hill
Title:	Chief Executive Officer

By:	/s/ Jeffrey Aaronson
Name:	Jeffrey Aaronson
Title:	Chief Financial Officer

[Signature page to Loan Agreement

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[Signature page to Loan Agreement continued]

LOT6 MEDIA, LLC, a California limited liability company

By:	/s/ Matt Hill
Name:	Matt Hill
Title:	Chief Executive Officer

By:	/s/ Jeffrey Aaronson
Name:	Jeffrey Aaronson
Title:	Chief Financial Officer

LENDER:

BREAKWATER STRUCTURED GROWTH

OPPORTUNITIES FUND, L.P.

By:	Breakwater Investment Management, LLC, its General Partner

	By:	/s/ Saif Mansour
Saif Mansour, Managing Partner

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SCHEDULE 3.1.1

List of Subsidiaries

Name of Subsidiary	Jurisdiction of Formation
Bonus Interactive Inc.	Delaware
Webxu Media, Inc.	Delaware
Lot6 Media, LLC (wholly owned by	California
Webxu Media, Inc.)

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SCHEDULE 3.12

Registered Intellectual Property

None.

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SCHEDULE 4.10

Use of Proceeds

1.   Payment of Working Capital Note from Webxu, Inc. to Evolved Technology, LLC for $861,582

2.   General working capital needs of the Borrowers

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SCHEDULE 5.1

Permitted Liens

1.     Obligations arising in connection with Share Exchange Agreement dated as of November 14, 2011, by and among Webxu, Inc., Lot6 Media Inc, Evolved Technology, LLC, and Ryan Poelman, as amended , including but not limited to that certain Promissory Note dated November 15, 2011 from Webxu, Inc. to Evolved Technology, LLC for $5,000,000 and a Promissory Working Capital Note from Webxu, Inc. to Evolved Technology, LLC for $861,582. None of such obligations are secured by any of the assets or Property of any of the Borrowers or grants any party other than the Borrowers the right to acquire assets or Property of any Borrower; provided, however, (i) there is a rescission right in favor of the former owners of Lot6 Media Inc. which is not secured by any assets of the Borrowers and (ii) the disclosure of such rescission right as a Permitted Lien herein (a) shall not be deemed to be a consent to any transfer by Borrowers of assets or ownership interests in Webxu Media or Lot6 LLC upon exercise of such rescission rights, and (b) shall not constitute or be deemed a waiver of any security interest or other rights that Lender has in the assets or Property of Borrowers, all of which shall remain in effect until the Obligations have been repaid in full.

2.     Indebtedness under the Domain Name Purchase Agreement dated as of September 29, 2010 between Websitefire, LLC and Unbent Media, Inc. as assumed by Bonus Interactive Inc. Such Indebtedness is stated to be secured by the domain name www.paydayloan.net. Except for the security interest granted in such domain name, none of such Indebtedness is secured by any of the assets or Property of any of the Borrowers or grants any party other than the Borrowers the right to acquire assets or Property of any Borrower.

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SCHEDULE 5.4

Excluded Loans and Investments and Acquisitions

1.   Any of the following, complete and correct copies of which have been provided to Lender:

a.        Letter of Intent dated January 6, 2012 between Webxu, Inc. and Threadpoint, LLC and Managed Media Group, LLC

b.        Letter of Intent dated February 8, 2012 between Webxu, Inc. and Underdog Media LLC

c.        Letter of Intent dated August 4, 2011 between Webxu, Inc. and Inbox Media LLC

2.   Any intercompany transfers between Webxu, Lot6, Bonus Interactive and Webxu Media

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SCHEDULE 5.5

Prior Indebtedness

1.     Obligations arising in connection with Share Exchange Agreement dated as of November 14, 2011, by and among Webxu, Inc., Lot6 Media Inc, Evolved Technology, LLC, and Ryan Poelman, as amended , including but not limited to that certain Promissory Note dated November 15, 2011 from Webxu, Inc. to Evolved Technology, LLC for $5,000,000 and a Promissory Working Capital Note from Webxu, Inc. to Evolved Technology, LLC for $861,582

2.     Promissory Note dated October 14, 2011 from Webxu, Inc. to Richardson Patel, LLP for $250,000

3.     Promissory Note dated May 24, 2011 from Webxu, Inc. to The Westhampton Special Situations Fund, LLC for $200,000

4.     Promissory Note dated May 24, 2011 from Webxu, Inc. to The Elevation Fund, LLC for $200,000

5.     Promissory Note dated June 6, 2011 from Webxu, Inc. to The Daroes-Mills Investment, Ltd. for $100,000

6.     Promissory Note dated June 9, 2011 from Webxu, Inc. to The Westhampton Special Situations Fund, LLC for $45,000

7.     Promissory Note dated June 9, 2011 from Webxu, Inc. to The Elevation Fund, LLC for $45,000

8.     Promissory Note dated May 24, 2011 from Webxu, Inc. to The CT Inventco, Inc. for $50,000

9.     Promissory Note dated June 20, 2011 from Webxu, Inc. to Michael Warsinske for $10,000

10.   Promissory Note dated June 3, 2011 from Webxu, Inc. to Harvard Developments, Inc. for $50,000

11.   Promissory Note dated June 6, 2011 from Webxu, Inc. to The Echo Capital Growth Corporation for $50,000

12.   Promissory Note dated July 26, 2011 from Webxu, Inc. to Kearney Properties, LLC for $180,000

13.   Indebtedness under the Settlement Agreement dated as of January 3, 2012 by Webxu, Inc. and Bonus Interactive Inc. with Kirkcaldy Group, LLC in the amount of $161,482.30

14.   Indebtedness under the Domain Name Purchase Agreement dated as of September 29, 2010 between Websitefire, LLC and Unbent Media, Inc. as assumed by Bonus Interactive Inc. in the amount of $90,000.

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SCHEDULE 5.8

Excluded Restricted Payments

1. Any intercompany transfers between Webxu, Lot6, Bonus Interactive and Webxu Media

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Exhibit A

 Initial Note

See the form of Initial Note attached hereto

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Exhibit B

Second Note

See the form of Second Note attached hereto

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SENIOR SECURED PROMISSORY NOTE

$1,200,000.00	Los Angeles, California	________ __,
201__

FOR VALUE RECEIVED, on or before the applicable Maturity Date (as defined below) or such earlier dates as may be required by the terms hereof, WEBXU, INC., a Delaware corporation (“Webxu”), each of the following direct or indirect subsidiaries of Webxu (collectively, the "Subsidiaries"): (i) Bonus Interactive Inc., a Delaware corporation and wholly-owned subsidiary of Webxu formerly known as Secureaquote, Inc., (ii) Webxu Media, Inc., a Delaware corporation and wholly-owned subsidiary of Webxu formerly known as Lot6 Media, Inc. which resulted from the conversion of Lot6 Holding, LLC, a Delaware limited liability company, into a corporation ("Webxu Media"), and (iii) Lot6 Media, LLC, a California limited liability company and wholly-owned subsidiary of Webxu Media, each jointly and severally promises to pay to BREAKWATER STRUCTURED GROWTH OPPORTUNITIES FUND, L.P., a Delaware limited partnership ("Lender"), or to its order, at its office located at 2049 Century Park East, Suite 2710, Los Angeles, CA 90067, or at such other place as the holder hereof may designate, in lawful money of the United State of America, in cash or immediately available funds acceptable to the holder hereof, the principal sum of __________________ DOLLARS ($__________.00), together with interest on the outstanding principal balance until paid in full in accordance with the terms, conditions and provisions hereinafter set forth in this Senior Secured Promissory Note (this "Note") and in the Loan Agreement (as defined below). Webxu and the Subsidiaries are sometimes collectively referred to herein as “Borrowers” and individually as a “Borrower.”

1.         ORIGINAL ISSUE DISCOUNT; FUNDING.

(a)       OID. Each Borrower understands and agrees that Lender is acquiring this Note subject to an original issue discount of $__________ (the "OID"). As a result, notwithstanding anything to the contrary contained in this Note or the Loan Agreement, the face amount of this Note exceeds the amount actually funded (the “Funded Amount”) by the amount of the OID.

(b)       Funding. Each Borrower acknowledges and agrees that (i) the Funded Amount will be funded directly to Webxu, as funding agent for each of the Borrowers, (ii) from and after the date of this Agreement, Webxu may, in its sole and absolute discretion, allocate or distribute a portion of the Funded Amount to one or more of the Borrowers to fund such Borrower’s working capital requirements or, to the extent permitted by the Loan Agreement (and any related subordination documents), repay certain debt, and (iii) in light of the business relationships among the Borrowers, each Borrower is accepting joint and several liability under this Note and under the Loan Agreement in consideration of the financial accommodations to be provided by Lender under this Note and the Loan Agreement, which Borrowers hereby agree are for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability hereunder.

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2.         SECURITY AGREEMENT. This Note is executed and delivered by Borrowers concurrently with that certain Loan Agreement and related General Security Agreement, both of even date herewith (collectively, the “Loan Agreement”), executed by Borrowers to and in favor of Lender. This Note represents the Second Term Loan (as defined in the Loan Agreement) (less OID) pursuant to the terms of the Loan Agreement. An Initial Term Loan (as defined in the Loan Agreement) was made pursuant to a separate Senior Secured Promissory Note (the "Initial Note"). Each Borrower has granted Lender a security interest in certain of its assets in order to secure payment of its obligations under this Note, the Initial Note and the Loan Agreement.

3.         INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note, and shall be due and payable to Lender, at the rate of twelve percent (12.0%) per annum (“Note Rate”). Interest shall be calculated based upon a 360-day year and actual days elapsed.

4.         PRINCIPAL AND INTEREST PAYMENTS. Principal and interest on this Note shall be repaid by Borrowers in thirty-six (36) equal monthly installments of [________________________________________]and ___/100 Dollars ($__,___.__)]. Installments shall be due on the first month anniversary of the date of this Note and on each monthly anniversary thereafter. All accrued but unpaid interest under this Note shall be due and payable on the Maturity Date, or earlier upon acceleration of the maturity of this Note or upon prepayment of the principal amount of this Note in full. If all indebtedness under this Note is not paid in full by the Maturity Date, interest on the unpaid principal balance of this Note (and all accrued unpaid interest thereon) shall accrue and be due, without notice or demand, at the Default Rate (as hereinafter defined). All payments due hereunder, including payments of principal or interest, shall be made to the holder of this Note in United States Dollars and shall be in the form of immediately available funds acceptable to the holder of this Note. Lender may, at its sole option, set off any and all indebtedness owing from time to time by Lender to any Borrower against amounts that are then due and owing under this Note.

5.         MATURITY DATE. The "Maturity Date" shall be thirty-six (36) months following the date of this Note. On the Maturity Date the entire unpaid principal balance of the Note, and all unpaid accrued interest thereon, shall be due and payable without demand or notice.

6.         APPLICATION OF PAYMENTS. All payments received by Lender from or for the account of Borrowers hereunder shall be applied by Lender in the following manner or, upon the occurrence of a Default (as hereinafter defined) in any other order or manner Lender chooses: (i) first, to pay any and all costs, advances, expenses or fees due, owing or payable to Lender, or paid or incurred by Lender, arising from or out of this Note and the Loan and Security Agreement, (ii) second, to pay any accrued unpaid interest due hereunder, and (iii) third, to pay any principal amount then owing under this Note. All records of payments received by Lender shall be maintained at Lender's office, and the records of Lender shall, absent manifest error, be binding and conclusive upon Borrowers. The failure of Lender to record any payment or expenses shall not limit or otherwise affect the obligations of Borrowers under this Note.

7.         UNPAID INTEREST AND COSTS. Interest, late charges, costs, or expenses that are not received by Lender when such interest, late charges, costs, or expenses become due, shall, at the sole discretion of Lender, be added to the principal balance and shall from the date due bear interest at the Default Rate (as hereinafter defined).

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8.         NO OFFSETS OR DEDUCTIONS. All payments under the Note shall be made by Borrowers without any offset, decrease, reduction or deduction of any kind or nature whatsoever.

9.         DEFAULT. Any one or more of the following events or occurrences shall constitute a default under this Note (hereinafter "Default"):

(1)	Lender does not receive a payment in the amount and within the time and manner as set forth herein; or

(2)	An "Event of Default" or "Default" occurs as described and defined in any of the Loan Agreement; or

(3)	Any Borrower commits a default as specified in any other obligation of such Borrower owing to Lender (including, without limitation, the Initial Note).

Upon the occurrence of a Default, Lender may, in its sole and absolute discretion, declare the entire unpaid principal balance, together with all accrued and unpaid interest thereon, and all other amounts or payments due hereunder, immediately due and payable, without notice or demand.

10.         DEFAULT RATE. From and after the occurrence of any Default in this Note, whether by nonpayment, maturity, acceleration, nonperformance or otherwise, and until such Default has been cured, all outstanding amounts under this Note (including, but not limited to, interest, costs and late charges) shall bear interest at a per annum rate (the "Default Rate") equal to eight percentage points (8.0%) over the Note Rate.

11.         LATE CHARGES. Time is of the essence for all payments and other obligations due under this Note. Each Borrower acknowledges that if any installment payment required under this Note is not received by Lender within five (5) days after the same becomes due, Lender will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because the actual damages suffered by Lender by reason of such administrative expenses and loss of use of funds would be impracticable or extremely difficult to ascertain, each Borrower agrees that five percent (5%) of the amount of the delinquent installment payment, together with interest accruing on the entire unpaid principal balance of this Note at the Default Rate, as provided above, shall be the amount of damages which Lender is entitled to receive upon such breach, in compensation therefor. Borrowers shall, in such event, without further demand or notice, pay to Lender, as Lender's monetary recovery for such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of the delinquent payment (in addition to interest at the Default Rate). The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in the performance of Borrowers to make timely payments hereunder. Nothing in this Note shall be construed as in any way giving Borrowers the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of Lender to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of Lender to collect such delinquent payments and any other amounts provided to be paid hereunder or under the Loan Agreement, or to declare a default hereunder or under the Loan Agreement.

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12.         PREPAYMENT OF PRINCIPAL; INTEREST. Borrowers may prepay all or any portion of the principal amount of this Note. Concurrently with any prepayment of the unpaid principal balance of this Note, Borrowers shall pay to lender all accrued unpaid interest under this Note.

13.         COSTS AND EXPENSES. Borrowers hereby jointly and severally agree to pay any and all costs and expenses paid or incurred by Lender by reason of, as a result of, or in connection with, this Note or the Loan Agreement, including, but not limited to, attorneys' fees and related costs whether such costs or expenses are paid or incurred in connection with the enforcement of this Note or the Loan Agreement, the protection or preservation of the collateral or security for this Note or any other rights, remedies or interests of Lender, whether or not suit is filed. Each Borrower’s agreement to pay any and all such costs and expenses includes, but is not limited to, costs and expenses incurred in enforcing any judgment obtained by Lender and in connection with any and all appeals therefrom. All such costs and expenses are immediately due and payable to Lender by Borrowers, whether or not demand therefor is made by Lender.

14.         WAIVERS. Each Borrower hereby waives grace, diligence, presentment, demand, notice of demand, dishonor, notice of dishonor, protest, notice of protest, any and all exemption rights against the indebtedness evidenced by this Note and the right to plead any statute of limitations as a defense to the repayment of all or any portion of this Note, and interest thereon, to the fullest extent allowed by law, and all compensation of cross-demands pursuant to California Code of Civil Procedure section 431.70. No delay, omission or failure on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy of Lender.

15.         MAXIMUM LEGAL RATE. The parties to this Note intend and agree that the indebtedness evidenced by this Note and the Loan Agreement is and shall remain exempt from the usury provisions of the California Constitution, including, without limitation, by virtue of the provisions of California Corporations Code Section 25118(b). This Note and the Loan Agreement are subject to the express condition that at no time shall any Borrower be obligated, or required, to pay interest on the principal balance at a rate which could subject Lender to either civil or criminal liability as a result of such rate being in excess of the maximum rate which Lender is permitted to charge. If, by the terms of this Note, Borrowers are, at any time, required or obligated to pay interest on the principal balance at a rate in excess of such maximum rate, then the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate, and interest payable hereunder shall be computed at such maximum rate, and any portion of all prior Interest payments in excess of such maximum rate shall be applied, and/or shall retroactively be deemed to have been payments made, in reduction of the principal balance.

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16.         AMENDMENT. This Note may be amended, changed, modified, terminated or canceled only by a written agreement signed by the party against whom enforcement is sought for any such action.

17.         GOVERNING LAW AND JURISDICTION. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY IN THE STATE OF CALIFORNIA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG BORROWER(S), ON THE ONE HAND, AND LENDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE; PROVIDED, THAT BORROWER ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SAID COUNTY; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION WHERE NECESSARY TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT BORROWER’S ADDRESS SET FORTH IN THE LOAN AND SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF EACH ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

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18.         AUTHORITY. Each Borrower, and each person executing this Note on such Borrower's behalf, hereby represents and warrants to Lender that, by its execution below, such Borrower has the full power, authority and legal right to execute and deliver this Note and that the indebtedness evidenced hereby constitutes a valid and binding obligation of such Borrower without exception or limitation.

[Signature pages follow]

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IN WITNESS WHEREOF, each Borrower has executed this Senior Secured Promissory Note on the day and year first above written.

WEBXU, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

BONUS INTERACTIVE INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

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WEBXU MEDIA, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

LOT6 MEDIA, LLC, a California limited liability company

By:
Name:
Title:

By:
Name:
Title:

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Exhibit C

Pledge and General Security Agreement

See attached form of Pledge and General Security Agreement

53

Exhibit D

Form of Warrant

See attached form of Warrant.

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